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                                                                   EXHIBIT 23(A)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of The Timken Company Dividend Reinvestment Plan for the registration of 500,000 shares of common stock of The Timken Company and to the incorporation by reference therein of our report dated February 1, 1996, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                             ERNST & YOUNG LLP

Canton, Ohio
December 6, 1996